SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A-1

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) –	February 17, 2006

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11914	22-2457487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One University Plaza, Suite 400, Hackensack, New Jersey 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code -	(201) 592-8838

(Former Name or Former Address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities

On February 17, 2006, Caprius, Inc., a Delaware corporation, filed a Form 8-K to report that it had closed a placement of $3 million of its securities to two institutional investors (the “Placement”). That Form 8-K described the Placement and, in particular, disclosed that we paid Laidlaw & Co. (UK) Ltd. (“Laidlaw”) a cash fee of $60,000 for its services as one of our placement agents for the Placement. This Report amends the February 17, 2006 Form 8-K to provide that Laidlaw also received warrants to purchase 59,702 shares of Common Stock at an exercise price of $2.00 per share exercisable for five years for its services. A copy of the Common Stock Purchase Warrant Agreement is an exhibit to this report.

For more information regarding the Placement summarized above, reference is made to the Exhibits filed with the February 17, 2006 Form 8-K report.

Item 9.01. Financial Statements and Exhibits

(c)    Exhibits

4.1	Form of Common Stock Purchase Warrant Agreement with Laidlaw & Co. (UK) Ltd. (granted February 17, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPRIUS, INC.
By:	/s/ Jonathan Joels
Jonathan Joels
Chief Financial Officer

Dated: March 3, 2006

Exhibit Index

Exhibit
Number    Exhibit

4.1	Form of Common Stock Purchase Warrant Agreement with Laidlaw & Co. (UK) Ltd. (granted February 17, 2006).